Exhibit 23.1

Report and Consent of Independent Registered Public Accounting Firm

The Board of Directors

American Woodmark Corporation:

The audits referred to in our report dated July 9, 2008, with respect to the consolidated financial statements of American Woodmark Corporation (the Company), included the related financial statement schedules (Schedule II – Valuation and Qualifying Accounts) as of April 30, 2008 and 2007 and for each of the years in the three-year period ended April 30, 2008 included in Item 15(a)2 of the Company’s 2008 Annual Report on Form 10-K. These financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-12631), (Form S-8 No. 333-12623), (Form S-8 No. 333-41900), (Form S-8 No. 333-68434), (Form S-8 No. 333-122438), (Form S-8 No. 333-136867), and (Form S-8 No. 333-141621) of the Company of our reports dated July 9, 2008, with respect to the consolidated balance sheets of the Company as of April 30, 2008 and 2007, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended April 30, 2008, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of April 30, 2008, which reports appear in the April 30, 2008 Annual Report on Form 10-K of the Company.

Our report refers to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, effective May 1, 2006; Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, as of April 30, 2007; and Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, effective May 1, 2007.

/s/ KPMG LLP

Roanoke, Virginia July 9, 2008